UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 15, 2018

FELLAZO CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-208237	30-0840869
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, Wisma Huazong, Lot 15285,
0.7km Lebuhraya Sungai Besi,
43300 Seri Kembangan,
Selangor Darul Ehsan, Malaysia.

(Address of principal executive offices)

+603-8938 5638

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2018, Professor Dr. WONG, Kong-Yew gave a one month notice to Fellazo Corp (the “Company”) to resign from the Board of Directors, President, CEO, CFO, Treasurer, Secretary of the Company, effective on May 15, 2018.

On May 15, 2018, the effective date of resignation of Professor Dr. WONG, Kong-Yew, Dato’ Antheny YAP Kit Chuan (Dato’ Antheny) was appointed as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company. Dato’ Antheny consented to act as all the positions. Dato’ Antheny had been the director of the Company since September 9, 2016.

Dato’ Antheny YAP Kit Chuan (Malaysian, Aged: 42 years) received his State honour from His Highness of Pahang State of Malaysia carrying the Dato’ title, in honouring his social and economic contribution. In 2013 Dato’ Antheny won the Top Brand Award for his mobile payment gateway solutions ventures and subsequently in 2016 ASEAN Most Recognised Brand Award in mobile business apps development.

He was an entrepreneur since 18 years of age. Dato’ Antheny has a remarkable enterprises achievement and turns millionaire before the age of 30. He is now Executive Director and CEO to Asia Loyalty Corporation Pte Ltd (HK) with businesses in Information Technology, Education, Healthcare and Property Development. Dato’ Antheny has vast experience and knowledge in software development and payment gateway industry. In the past ten years, he has involved in the corporate environment, particularly in merger and acquisition and capital market.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Appointment of officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELLAZO CORP.

	By:	/s/ Dato’ Antheny Yap Kit Chuan
Date: May 15 2018	Name:	Dato’ Antheny Yap Kit Chuan
	Title:	President, CEO, CFO, Treasurer, Secretary and
Chairman of the Board of Directors of the Company

	By:	/s/ Professor Dr. Huang Minxi
Date: May 15 2018	Name:	Professor Dr. Huang Minxi
	Title:	Director